Industry Canada | Industrie Canada

Certificate of Amendment | **Certificat de modification**

Canada Business Corporations Act | **Loi canadienne sur les sociétés par actions**

BANRO CORPORATION	621653-6
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

- ☐ a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; / a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
- ☐ b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; / b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
- ☑ c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; / c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
- ☐ d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization; / d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

December 17, 2004 / le 17 décembre 2004

Director - Directeur | Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. **Name of Corporation - Dénomination de la société**	2. **Corporation No. - N° de la société**
BANRO CORPORATION	**621653-6**

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

to subdivide the issued and outstanding common shares of the corporation by changing each one of the issued and outstanding common shares of the corporation into two common shares of the corporation.

Date	Name - Nom	Signature	Capacity of - en qualité
2004-12-15	RICHARD LACHCIK		DIRECTOR

Canada